UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: November 9, 2015
(Date of earliest event reported)

FOUR CORNERS PROPERTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-37538

Maryland	47-4456296
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
591 Redwood Highway, Suite 1150, Mill Valley, California 94941
(Address of principal executive offices, including zip code)
(415) 965-8030
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Completion of Spin-Off
Darden Restaurants, Inc. (“Darden”) has completed its previously announced plan to spin off select real estate and restaurant assets into Four Corners Property Trust, Inc. (“FCPT”), which has become an independent publicly traded company (the “Spin-Off”). Darden effected the Spin-Off by distributing one share of FCPT common stock for every three shares of Darden common stock held of record as of 5:00 p.m. Eastern time on November 2, 2015, the record date for the Spin-Off, as more fully described in the information statement, dated October 21, 2015 (the “Information Statement”), included as Exhibit 99.1 to FCPT’s Registration Statement on Form 10 (File No. 001-37538) filed with the U.S. Securities and Exchange Commission. No fractional FCPT shares were distributed in connection with the Spin-Off, with a cash payment instead being made in lieu of any fractional shares.
On November 9, 2015, FCPT and Darden entered into the following agreements to implement the Spin-Off and govern their relationship after the Spin-Off: a Tax Matters Agreement; a Transition Services Agreement; and an Employee Matters Agreement. A summary of the material terms of the agreements is set forth in the Information Statement under “Our Relationship with Darden Following the Spin-Off,” and is incorporated herein by reference.
The descriptions of all of the above-referenced agreements are qualified in their entirety by reference to the copies of the agreements included as Exhibits 10.1 through 10.3 to this Current Report on Form 8-K, each of which is incorporated herein by reference.
Financing Arrangements
On November 9, 2015, FCPT and its subsidiary, Four Corners Operating Partnership, LP (“Borrower”), entered into a Revolving Credit and Term Loan Agreement (the “Loan Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders (the “Lenders”) and other agents party thereto, providing for a revolving credit facility in an aggregate principal amount of $350.0 million and a term loan facility in an aggregate principal amount of $400.0 million. The Loan Agreement has an accordion feature allowing the facility to be increased by an additional aggregate amount not to exceed $250.0 million, subject to certain conditions, including one or more new or existing lenders agreeing to provide commitments for such increased amount.
Loans under the Loan Agreement accrue interest at a per annum rate equal to, at the Borrower’s election, either a LIBOR rate plus a margin of 1.70% to 2.50%, or a base rate determined according to a prime rate or federal funds rate plus a margin of 0.70% to 1.50%. In each case, the margin is determined according to the Total Leverage Ratio (i.e., the ratio of FCPT’s Total Indebtedness to its Consolidated Capitalization Value, as such terms are defined in the Loan Agreement) in effect from time to time. In the event that all or a portion of the principal amount of any loan borrowed pursuant to the Loan Agreement is not paid when due, interest will accrue at the rate that would otherwise be applicable thereto plus 2.00%. An unused commitment fee at a rate of 0.35% or 0.25%, per annum, depending on the amount of revolving facility utilization, applies to unutilized revolving borrowing capacity under the Loan Agreement. Amounts owing under the Loan Agreement may be prepaid at any time without premium or penalty, subject to customary breakage costs in the case of borrowings with respect to which a LIBOR rate election is in effect.
The revolving credit facility matures on November 9, 2019, and the term loan facility matures on November 9, 2020. No amortization payments are required on the term loan prior to the maturity date. The Borrower has the option to extend the maturity date of the revolving credit facility for up to one year, subject to the payment of an extension fee of 0.075% on the aggregate amount of the then-outstanding revolving commitments for each six-month extension.
Pursuant to a Pledge Agreement, the obligations under the Loan Agreement are secured by a pledge of the Borrower’s ownership interests in substantially all of its material subsidiaries, subject to certain exceptions. The collateral granted under the Pledge Agreement will be released when the aggregate asset growth capitalization value following the Spin-Off exceeds $300,000,000. Pursuant to a Guaranty, the obligations under the Loan Agreement are guaranteed, on a joint and several basis, by substantially all of the material subsidiaries of Borrower, subject to certain exceptions.
The Loan Agreement contains customary affirmative and negative covenants that, among other things, require customary reporting obligations, contain obligations to maintain REIT status, and restrict, subject to certain exceptions, incurrence of debt, incurrence of secured debt, the ability of Borrower and the guarantors to enter into mergers, consolidations, sales of assets and similar transactions, limitations on distributions and other restricted payments, and limitations on transactions with affiliates. In addition, Borrower will be subject to the following financial covenants: (1) Total Indebtedness to Consolidated Capitalization Value not to exceed 60%, (2) mortgage-secured leverage ratio not to exceed 40%, (3) total secured recourse indebtedness not to exceed 5% of consolidated capitalization value, (4) minimum fixed charge coverage ratio of 1.75 to 1.00, (5) minimum consolidated tangible net worth, (6) unhedged floating rate debt not to exceed 50% of all indebtedness, (7) maximum unencumbered leverage ratio not to exceed 60% and (8) minimum unencumbered debt service coverage ratio not less than 1.50 to 1.00.
The Loan Agreement contains customary events of default including, among other things, payment defaults, breach of covenants, cross acceleration to material indebtedness, bankruptcy-related defaults, judgment defaults, and the occurrence of certain change of control events. The occurrence of an event of default will limit the ability of FCPT and the Borrower to make distributions and may result in the termination of the credit facility, acceleration of repayment obligations and the exercise of remedies by the Lenders with respect to the collateral.
The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the Loan Agreement, a copy of which is filed herewith as Exhibit 10.4 and incorporated herein by reference.
Incentive Plan
As previously disclosed in the Information Statement, the Board of Directors of FCPT adopted the Four Corners Property Trust, Inc. 2015 Omnibus Incentive Plan (the “Plan”) on October 20, 2015. FCPT’s sole shareholder, Rare Hospitality International, Inc., approved the Plan on October 20, 2015. The Plan provides for the grant of awards of nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, unrestricted stock, dividend equivalent rights, performance shares and other performance-based awards, other equity-based awards, and cash bonus awards (each, an “Award” and collectively, the “Awards”) to eligible participants. Subject to adjustment, the maximum number of shares of stock reserved for issuance under the Plan is equal to 2,100,000 shares.
The Plan will be administered by a Committee which is composed of not fewer than two (2) directors of FCPT designated by the Board to administer the Plan (the “Committee”). Each member of the Committee will be (a) a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, (b) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and (c) an independent director in accordance with the rules of any stock exchange on which FCPT’s stock is listed. The Committee will determine the individuals to whom Awards will be granted, the type of Award, the number of shares covered by each Award, and the other terms and conditions of an Award.
The Plan will terminate on the first to occur of (a) the tenth (10th) anniversary of the effective date of the Plan, October 20, 2015 (b) the date determined in accordance with the Board’s authority to terminate the Plan, or (c) the date determined in accordance with the provisions of the Plan addressing the effect of a Change in Control (as defined in the Plan). Upon such termination of the Plan, all outstanding Awards will continue to have full force and effect in accordance with the provisions of the terminated Plan and the applicable award agreement (or other documents evidencing such Awards).
The foregoing description is qualified in its entirety by reference to the Plan, a copy of which is filed herewith as Exhibit 10.5 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above under “Financing Arrangements” is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Composition of the Board of Directors
On November 9, 2015, in connection with the Spin-Off, Douglas B. Hansen, Jr., John Moody and Marran H. Ogilvie (the “New Directors”) joined William H. Lenehan and Paul E. Szurek on FCPT’s Board of Directors.
FCPT’s Board of Directors has approved the membership of the Audit, Compensation and Nominating and Governance committees of the Board as shown in the table below:

Name	Audit	Compensation	Nominating and Governance
Douglas B. Hansen, Jr.	M		M
John Moody	M	C
Marran H. Ogilvie		M	C
Paul E. Szurek	C	M	M
C = Chair    M = Member
There were no arrangements or understandings pursuant to which the New Directors of FCPT were appointed as directors.
The section of the Information Statement entitled “Management — Directors,” which contains biographical information on each New Director, is incorporated herein by reference.
The compensation arrangements for the non-executive directors have not yet been determined. FCPT will disclose that information on a Current Report on Form 8-K, or an amendment thereto, when it becomes available.
Incentive Plan
The information set forth in Item 1.01 above under “Incentive Plan” is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
On November 9, 2015, FCPT issued a press release announcing completion of the Spin-Off, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 incorporated herein shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
10.1	Tax Matters Agreement, dated November 9, 2015, by and between Darden Restaurants, Inc. and Four Corners Property Trust, Inc.
10.2	Transition Services Agreement, dated November 9, 2015, by and between Darden Restaurants, Inc. and Four Corners Property Trust, Inc.
10.3	Employee Matters Agreement, dated November 9, 2015, by and between Darden Restaurants, Inc. and Four Corners Property Trust, Inc.
10.4
Revolving Credit and Term Loan Agreement, dated November 9, 2015, among Four Corners Operating Partnership, LP, Four Corners Property Trust, Inc., certain lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent.

10.5	Four Corners Property Trust, Inc. 2015 Omnibus Incentive Plan.
99.1	News release dated November 9, 2015, entitled “Four Corners Property Trust, Inc. Becomes Independent, Publicly Traded Company Through Completion of Its Spin-Off from Darden.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR CORNERS PROPERTY TRUST, INC.

By:	/s/ William H. Lenehan
William H. Lenehan
Chief Executive Officer
Date: November 9, 2015

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Tax Matters Agreement, dated November 9, 2015, by and between Darden Restaurants, Inc. and Four Corners Property Trust, Inc.
10.2	Transition Services Agreement, dated November 9, 2015, by and between Darden Restaurants, Inc. and Four Corners Property Trust, Inc.
10.3	Employee Matters Agreement, dated November 9, 2015, by and between Darden Restaurants, Inc. and Four Corners Property Trust, Inc.
10.4
Revolving Credit and Term Loan Agreement, dated November 9, 2015, among Four Corners Operating Partnership, LP, Four Corners Property Trust, Inc., certain lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent.

10.5	Four Corners Property Trust, Inc. 2015 Omnibus Incentive Plan
99.1	News release dated November 9, 2015, entitled “Four Corners Property Trust, Inc. Becomes Independent, Publicly Traded Company Through Completion of Its Spin-Off from Darden.”